EXHIBIT 99.1

Amtech Reports Second Quarter Fiscal 2023 Results

TEMPE, Ariz., May 10, 2023 -- Amtech Systems, Inc. ("Amtech") (NASDAQ: ASYS), a manufacturer of capital equipment, including thermal processing and wafer polishing, and related consumables used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon power, analog and discrete devices, and electronic assemblies and modules focusing on enabling technologies for electric vehicles (EV) and clean technology (CleanTech) applications, today reported results for its second quarter ended March 31, 2023.

Second Quarter Fiscal 2023 Financial and Operational Highlights:

•
Net revenue of $33.3 million
•
GAAP operating income of $0.5 million
•
Non-GAAP operating income of $3.2 million (1)
•
GAAP net income of $3.2 million
•
Non-GAAP net income of $2.7 million (1)
•
GAAP net income per diluted share of $0.23
•
Non-GAAP net income per diluted share of $0.19 (1)
•
Customer orders of $34.3 million
•
Book to bill ratio of 1.0:1
•
March 31, 2023 backlog of $65.8 million, inclusive of $8.2 million of backlog from Entrepix, Inc.

“In the second quarter, we achieved $33.3 million in revenue, growing 21% year over year, inclusive of our recent acquisition of Entrepix. Growth in our SiC products, which now represents approximately 40% of total Material & Substrate segment sales, and demand for our high temperature belt furnaces for EV applications, offset the continued softness in the broader semiconductor industry. These strong results demonstrate the resiliency of our product and end market diversification. We believe our strategy to capitalize on multiple, high-growth, megatrend opportunities and efforts on operational optimization are creating a strong and durable foundation in preparation for sustainable value creation,” commented Mr. Michael Whang, Chief Executive Officer of Amtech.

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

GAAP and Non-GAAP Financial Results

(in millions, except per share amounts)	Q2	Q1	Q2	6 Months	6 Months
	FY 2023	FY 2023	FY 2022	2023	2022
Revenues, net	$33.3	$21.6	$27.6	$54.9	$54.0
Gross profit	$13.5	$8.3	$11.2	$21.8	$21.1
Gross margin	40.4%	38.5%	40.5%	39.7%	39.0%

GAAP operating income (loss)	$0.5	$(2.7)	$2.6	$(2.2)	$3.8
GAAP operating margin	1.6%	-12.4%	9.4%	-3.9%	7.1%
Non-GAAP operating income (loss) (1)	$3.2	$(0.7)	$2.7	$2.5	$4.1
Non-GAAP operating margin (1)	9.5%	-3.1%	9.9%	4.5%	7.5%

GAAP net income (loss)	$3.2	$(2.7)	$2.0	$0.5	$3.0
GAAP net income (loss) per diluted share	$0.23	$(0.20)	$0.14	$0.03	$0.21
Non-GAAP net income (loss) (1)	$2.7	$(0.7)	$2.1	$1.9	$3.2
Non-GAAP net income (loss) per diluted share (1)	$0.19	$(0.05)	$0.15	$0.14	$0.22

Net revenues increased 55% sequentially and 21% from the second quarter of fiscal 2022. The increase is primarily attributable to additional revenue from Entrepix of $6.3 million and increased shipments of our high temperature belt furnaces.

Gross margin increased sequentially due primarily to increased revenues driving improved capacity utilization. Gross margin was relatively consistent when compared to the second quarter of fiscal 2022.

Selling, General & Administrative (“SG&A”) expenses increased $2.2 million on a sequential basis and $4.7 million compared to the prior year period due primarily to $1.5 million in acquisition costs, added Entrepix SG&A of $1.9 million, inclusive of $0.7 million of amortization of intangible assets, as well as increased consulting and ERP project expenses. Compared to the prior year period, the increase in SG&A is due primarily to $1.9 million of added SG&A from Entrepix and $1.5 million of transaction expenses related to the acquisition.

Research, Development and Engineering increased $0.1 million sequentially and decreased $0.3 million compared to the same prior year period.

GAAP operating income was $0.5 million, compared to GAAP operating loss of $2.7 million in the first quarter of fiscal 2023 and GAAP operating income of $2.6 million in the same prior year period.

The Company has incurred amortization of intangible assets, included in its GAAP financial statements, related to the acquisition of Entrepix, Inc. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization can vary significantly. The purchase price allocation reflected in our GAAP financial statements is preliminary. The Company expects to incur amortization of acquired intangible assets relating to Entrepix, Inc. of approximately $945,000 per quarter through December 31, 2023, and approximately $420,000 per quarter thereafter.

Non-GAAP operating income was $3.2 million, compared to non-GAAP operating loss of $0.7 million in the first quarter of fiscal 2023 and non-GAAP operating income of $2.7 million in the same prior year period.

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

Income tax benefit was $2.9 million for the three months ended March 31, 2023, compared to a benefit of less than $0.1 million in the preceding quarter and expense of $0.7 million in the same prior year period. Income tax benefit for the three months ended March 31, 2023 includes a one-time tax benefit of $3.2 million related to the release of a portion of our valuation allowance in connection with a deferred tax liability related to the Entrepix acquisition resulting in recognition of previously recorded deferred tax assets.

GAAP net income for the second quarter of fiscal 2023 was $3.2 million, or 23 cents per share. This compares to GAAP net loss of $2.7 million, or 20 cents per share, for the preceding quarter and GAAP net income of $2.0 million, or 14 cents per share, for the second quarter of fiscal 2022.

Non-GAAP net income for the second quarter of fiscal 2023 was $2.7 million, or 19 cents per share. This compares to non-GAAP net loss of $0.7 million, or 5 cents per share, for the preceding quarter and non-GAAP net income of $2.1 million, or 15 cents per share, for the second quarter of fiscal 2022.

In discussing financial results for the three and six months ended March 31, 2023, and the three months ended December 31, 2022, in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles ("GAAP"). All non-GAAP amounts exclude certain adjustments for stock compensation expense, severance expense, amortization of acquired intangible assets, acquisition expenses, and income tax benefit related to our acquisition of Entrepix, Inc. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

Outlook

Operating results can be significantly impacted, positively or negatively, by the timing of orders, system shipments, logistical challenges, and the financial results of semiconductor manufacturers. Additionally, the semiconductor equipment industries can be cyclical and inherently impacted by changes in market demand. Actual results may differ materially in the weeks and months ahead.

For the third fiscal quarter ending June 30, 2023, revenues are expected to be in the range of $31 to $33 million with operating margin slightly positive.

A portion of Amtech's results is denominated in Renminbis, a Chinese currency. The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the Renminbi. Changes in the value of the Renminbi in relation to the United States Dollar could cause actual results to differ from expectations.

Conference Call

Amtech Systems will host a conference call today at 5:00 p.m. ET to discuss our fiscal second quarter financial results. The call will be available to interested parties by dialing 1-877-407-0784. For international callers, please dial +1-201-689-8560. A live webcast of the conference call will be available in the Investor Relations section of Amtech’s website at: https://www.amtechsystems.com/investors/events.

A replay of the webcast will be available in the Investor Relations section of the company’s website at http://www.amtechsystems.com/conference.htm shortly after the conclusion of the call and will remain available for approximately 30 calendar days.

About Amtech Systems, Inc.

Amtech Systems, Inc. is a leading, global manufacturer of capital equipment, including thermal processing, wafer cleaning, chemical mechanical polishing (CMP) technology, and related consumables used in fabricating semiconductor devices, such as silicon carbide (SiC), silicon power, electronic assemblies and modules focusing on enabling technologies for electric vehicles (EV) and clean technology (CleanTech) applications. We sell process equipment and services to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe. Our strategic focus is on semiconductor growth opportunities in power electronics, sensors and analog devices leveraging our strength in core competencies in thermal and substrate processing. Amtech's products are recognized under the leading brand names BTU International, Entrepix, Inc., Bruce Technologies™, PR Hoffman™ and Intersurface Dynamics, Inc.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech's future financial results, operating results, business strategies, projected costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the year-ended September 30, 2022, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Amtech Systems, Inc.
Lisa D. Gibbs
Chief Financial Officer
(480) 360-3756
irelations@amtechsystems.com
Sapphire Investor Relations, LLC Erica Mannion and Mike Funari (617) 542-6180 irelations@amtechsystems.com

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Summary Financial Information

(in thousands, except percentages)

	Three Months Ended			Six Months Ended March 31,
	March 31, 2023	December 31, 2022	March 31, 2022	2023	2022
Amtech Systems, Inc.
Revenues, net	$33,310	$21,558	$27,556	$54,868	$54,019
Gross profit	$13,470	$8,303	$11,160	$21,773	$21,058
Gross margin	40%	39%	40%	40%	39%
GAAP operating income (loss)	$519	$(2,680)	$2,595	$(2,161)	$3,835
Non-GAAP operating income (loss)	$3,162	$(670)	$2,732	$2,492	$4,075
New orders	$34,266	$25,229	$33,695	$59,495	$65,332
Backlog	$65,838	$54,452	$53,566	$65,838	$53,566
Semiconductor Segment
Revenues, net	$22,047	$16,887	$23,584	$38,934	$46,349
Gross profit	$8,931	$6,172	$9,255	$15,103	$17,917
Gross margin	41%	37%	39%	39%	39%
GAAP operating income	$2,950	$869	$3,368	$3,819	$5,725
Non-GAAP operating income	$2,950	$869	$3,368	$3,819	$5,725
New orders	$24,606	$21,084	$28,039	$45,690	$55,848
Backlog	$54,767	$52,209	$50,352	$54,767	$50,352
Material and Substrate Segment
Revenues, net	$11,263	$4,671	$3,972	$15,934	$7,670
Gross profit	$4,539	$2,131	$1,905	$6,670	$3,141
Gross margin	40%	46%	48%	42%	41%
GAAP operating income	$297	$633	$654	$930	$835
Non-GAAP operating income	$1,938	$633	$654	$2,571	$835
New orders	$9,660	$4,145	$5,656	$13,805	$9,484
Backlog	$11,071	$2,243	$3,214	$11,071	$3,214

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Revenues, net	$33,310	$27,556	$54,868	$54,019
Cost of sales	19,840	16,396	33,095	32,961
Gross profit	13,470	11,160	21,773	21,058

Selling, general and administrative	11,434	6,765	20,624	13,851
Research, development and engineering	1,517	1,800	2,910	3,372
Severance expense	—	—	400	—
Operating income (loss)	519	2,595	(2,161)	3,835

Interest (expense) income and other, net	(261)	30	(329)	(53)
Income (loss) before income tax provision	258	2,625	(2,490)	3,782
Income tax (benefit) provision	(2,946)	660	(2,950)	820
Net income	$3,204	$1,965	$460	$2,962

Income Per Share:
Net income per basic share	$0.23	$0.14	$0.03	$0.21
Net income per diluted share	$0.23	$0.14	$0.03	$0.21
Weighted average shares outstanding:
Basic	14,028	13,979	14,018	14,118
Diluted	14,157	14,144	14,142	14,318

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Balance Sheets

(in thousands, except share data)

	March 31, 2023	September 30, 2022
Assets
Current Assets
Cash and cash equivalents	$17,733	$46,874
Accounts receivable (less allowance for doubtful accounts of $314 and $114 at March 31, 2023 and September 30, 2022, respectively)	29,427	25,013
Inventories	35,285	25,488
Other current assets	4,416	5,561
Total current assets	86,861	102,936
Property, Plant and Equipment - Net	8,740	6,552
Right-of-Use Assets - Net	12,448	11,258
Intangible Assets - Net	12,563	758
Goodwill	29,257	11,168
Deferred Income Taxes - Net	87	79
Other Assets	1,046	783
Total Assets	$151,002	$133,534
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$7,556	$7,301
Accrued compensation and related taxes	2,949	4,109
Other accrued liabilities	2,815	1,771
Current maturities of finance lease liabilities and long-term debt	2,202	107
Current portion of long-term operating lease liabilities	2,771	2,101
Contract liabilities	9,661	7,231
Income taxes payable	712	6
Total current liabilities	28,666	22,626
Finance Lease Liabilities and Long-Term Debt	9,530	220
Long-Term Operating Lease Liabilities	9,953	9,395
Income Taxes Payable	2,445	2,849
Other Long-Term Liabilities	111	76
Total Liabilities	50,705	35,166
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 14,039,334 and 13,994,154 at March 31, 2023 and September 30, 2022, respectively	140	140
Additional paid-in capital	125,127	124,458
Accumulated other comprehensive loss	(967)	(1,767)
Retained deficit	(24,003)	(24,463)
Total Shareholders’ Equity	100,297	98,368
Total Liabilities and Shareholders’ Equity	$151,002	$133,534

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended March 31,
	2023	2022
Operating Activities
Net income	$460	$2,962
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,887	864
Write-down of inventory	517	115
Deferred income taxes	(3,172)	—
Non-cash share-based compensation expense	338	240
Provision for allowance for doubtful accounts	156	41
Other, net	—	(2)
Changes in operating assets and liabilities:
Accounts receivable	1,113	(8,321)
Inventories	(4,631)	(2,433)
Other assets	2,215	(788)
Accounts payable	(1,497)	1,407
Accrued income taxes	(1,192)	1,272
Accrued and other liabilities	(2,289)	331
Contract liabilities	768	3,951
Net cash used in operating activities	(5,327)	(361)
Investing Activities
Purchases of property, plant and equipment	(976)	(125)
Acquisition, net of cash and cash equivalents acquired	(35,498)	—
Net cash used in investing activities	(36,474)	(125)
Financing Activities
Proceeds from the exercise of stock options	331	98
Repurchase of common stock	—	(4,115)
Payments on long-term debt	(412)	(198)
Borrowings on long-term debt	12,000	—
Net cash provided by (used in) financing activities	11,919	(4,215)
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	741	286
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(29,141)	(4,415)
Cash and Cash Equivalents, Beginning of Period	46,874	32,836
Cash, Cash Equivalents and Restricted Cash, End of Period	$17,733	$28,421

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Six Months Ended March 31,
	March 31, 2023	December 31, 2022	March 31, 2022	2023	2022
Amtech Systems, Inc. Operating Income (Loss):
GAAP operating income (loss)	$519	$(2,680)	$2,595	$(2,161)	$3,835
Acquisition expenses	1,524	1,446	-	2,970	-
Amortization of acquired intangible assets	945	-	-	945	-
Stock compensation expense	174	164	137	338	240
Severance expense	-	400	-	400	-
Non-GAAP operating income (loss)	$3,162	$(670)	$2,732	$2,492	$4,075

GAAP operating margin	1.6%	(12.4)%	9.4%	(3.9)%	7.1%
Non-GAAP operating margin	9.5%	(3.1)%	9.9%	4.5%	7.5%

Consolidated Net Income (Loss):
GAAP net income (loss)	$3,204	$(2,744)	$1,965	$460	$2,962
Acquisition expenses	1,524	1,446	-	2,970	-
Amortization of acquired intangible assets	945	-	-	945	-
Stock compensation expense	174	164	137	338	240
Severance expense	-	400	-	400	-
Income tax benefit related to acquisition	(3,164)	-	-	(3,164)	-
Non-GAAP net income (loss)	$2,683	$(734)	$2,102	$1,949	$3,202

Net Income (Loss) per Diluted Share:
GAAP net income (loss) per diluted share	$0.23	$(0.20)	$0.14	$0.03	$0.21
Acquisition expenses	0.11	0.10	-	0.21	-
Amortization of acquired intangible assets	0.06	-	-	0.07	-
Stock compensation expense	0.01	0.01	0.01	0.02	0.01
Severance expense	-	0.04	-	0.03	-
Income tax benefit related to acquisition	(0.22)	-	-	(0.22)	-
Non-GAAP net income (loss) per diluted share	$0.19	$(0.05)	$0.15	$0.14	$0.22

Semiconductor Segment Operating Income:
GAAP operating income	$2,950	$869	$3,368	$3,819	$5,725
Acquisition expenses	-	-	-	-	-
Amortization of acquired intangible assets	-	-	-	-	-
Stock compensation expense	-	-	-	-	-
Severance expense	-	-	-	-	-
Non-GAAP operating income	$2,950	$869	$3,368	$3,819	$5,725

Material and Substrate Segment Operating Income:
GAAP operating income	$297	$633	$654	$930	$835
Acquisition expenses	696	-	-	696	-
Amortization of acquired intangible assets	945	-	-	945	-
Stock compensation expense	-	-	-	-	-
Severance expense	-	-	-	-	-
Non-GAAP operating income	$1,938	$633	$654	$2,571	$835